UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 29, 2015

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 29, 2015, MainSource Financial Group, Inc. (the “Company”) held its annual meeting of shareholders.  A total of 21,672,475 shares of the Company’s common stock were entitled to vote as of March 9, 2015, the record date for the Annual Meeting. There were 17,783,596 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on four proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each proposal.

Proposal No. 1 - Election of Directors

The shareholders elected nine directors to serve a one-year term until the next annual meeting of shareholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Kathleen L. Bardwell	13,764,965	159,387	3,859,244
William G. Barron	13,625,143	299,209	3,859,244
Archie M. Brown, Jr.	13,700,888	223,464	3,859,244
Brian J. Crall	13,765,195	159,157	3,859,244
D.J. Hines	13,764,250	160,102	3,859,244
Thomas M. O’Brien	13,769,944	154,408	3,859,244
Lawrence R. Rueff, DVM	13,763,708	160,644	3,859,244
John G. Seale	13,765,127	159,225	3,859,244
Charles J. Thayer	13,697,820	226,532	3,859,244

Proposal No. 2 — Approval of the MainSource Financial Group, Inc., 2015 Stock Incentive Plan

The shareholders voted to approve the MainSource Financial Group, Inc., 2015 Stock Incentive Plan. The results of the vote were as follows:

For	Against	Abstain
13,168,299	722,348	3,892,948

Proposal No. 3 — Advisory Vote on the Company’s Executive Compensation Policies and Procedures

The shareholders voted to approve the non-binding, advisory proposal on the compensation of the Company’s executive officers. The results of the vote were as follows:

For	Against	Abstain
12,735,548	1,136,906	3,911,142

Proposal No. 4 — Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2014

The shareholders voted to ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The results of the vote were as follows:

For	Against	Abstain
17,361,584	209,765	212,247

*         *         *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 5, 2015

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer